UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

April 23, 2008
Date of Report (Date of earliest event reported)

ZOLL MEDICAL CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	0-20225	04-2711626
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
269 Mill Road, Chelmsford, MA 01824
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(978) 421-9655

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This current Report on Form 8-K may contain forward-looking statements within the meaning of the federal securities laws. Reliance should not be placed on forward-looking statements because they involve known and unknown risks and uncertainties which may cause the actual results, performance, and achievements of ZOLL Medical Corporation (the “Company”) to differ materially from the anticipated future results, performance and achievements that are expressed or implied by such forward-looking statements. Additional information concerning these risks and uncertainties are contained in the Company’s press release filed as Exhibit 99.1 and in the section entitled “Risk Factors” of the Company’s Annual Report on Form 10-K filed on December 13, 2007, and in the Company’s other public filings. The Company disclaims any obligation to update any of the forward-looking statements contained herein to reflect future developments or events.

Item 2.02     Results of Operations and Financial Condition.

On April 23, 2008, ZOLL Medical Corporation (“ZOLL”) issued a press release announcing its results for the quarter ended March 30, 2008. A copy of the press release concerning these results is furnished herewith as Exhibit 99.1 and is incorporated by reference.

Pursuant to General Instructions B.2 of Form 8-K, this exhibit is “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934.

Item 9.01     Financial Statements and Exhibits.

  (c) Exhibits.

Exhibit No.	Title

99.1	ZOLL Medical Corporation press release dated April 23, 2008 entitled “ZOLL Medical Corporation Announces Record Second Quarter Results.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOLL MEDICAL CORPORATION

Date:	April 23, 2008	By:	/s/ Richard A. Packer
Richard A. Packer
President